Contract Schedule

Owner:	[John Doe]	Contract Number:	[687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/23]
Annuitant:	[John Doe]	Scheduled Annuity Date:	[04/01/65]
Determining Life (Lives):	[John Doe]	Maximum Issue Age:	[80]
[Jane Doe]

Purchase Payments
Initial Purchase Payment:	$[10,000.00]
Minimum Additional Purchase Payment:	$[50.00]
Maximum Total Purchase Payments:	$[1 million]

Transfers
Number of Free Transfers Permitted:	[12] each Contract Year
Transfer Fee:	$25.00 for each transfer in excess of the free transfers permitted
Transfer Index Anniversary:	Every Index Anniversary

Contract Charges
Mortality and Expense Risk Charge:	[1.25]% of the Variable Options’ net asset value
Contract Maintenance Charge:	$[50.00] each Contract Year
Designated Amount:	Contract Value must be $[100,000.00] to waive the Contract Maintenance Charge

Withdrawals
Minimum Partial Withdrawal:	$[100.00]
Minimum Required Value:	$[2,000.00]
Free Withdrawal Amount:	[10]% of total Purchase Payments

Withdrawal Charge Percentages Table

Number of Complete Years Since Receipt of Purchase Payment	Charge
		0	8%
		1	7%
		2	6%
		3	5%
		4	3%
		5	1%
6 years or more	0%

Annuity Payments
Minimum Annuity Payment:	$[100.00]
Annuity Mortality Table:	2012 ALB Individual Annuity Reserve Table
Minimum Annual Annuity Payment Rate:	1.00%
Allowed Payees:	[Financial institution, qualified plan, court-ordered individual]

S40875-NY02    3

Guaranteed Purchase Rate Table
The tables below are examples of Guaranteed Purchase Rates for a representative set of Ages, using the Age of the Annuitant on the Annuity Date based on their most recent birthday, in certain calendar years.  Guaranteed Purchase Rates are based on the Annuity Mortality Table and Minimum Annual Annuity Payment Rate shown in the Annuity Payments section of the Contract Schedule.  Guaranteed Purchase Rates will vary by Age on Annuity Date, annuity option, and the calendar year in which Annuity Payments begin.

The Guaranteed Purchase Rates shown below are only applicable if Annuity Payments begin for the designated Age on Annuity Date in the designated calendar year.

Guaranteed Purchase Rates change based on the calendar year in which annuitization occurs.
Upon request, we will furnish rates for Ages and guaranteed periods not shown.
OPTION 1: LIFE ANNUITY
Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for 2025		Guaranteed Rates for 2035		Guaranteed Rates for 2045
Age of Annuitant on Annuity Date	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant
60	$3.36	3.20	3.27	3.14	3.19	3.08
70	4.72	4.42	4.56	4.31	4.42	4.20
80	7.75	7.06	7.44	6.84	7.16	6.64

OPTION 2: LIFE ANNUITY WITH A GUARANTEED PERIOD - Male Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for 2025		Guaranteed Rates for 2035		Guaranteed Rates for 2045
Age of Annuitant on Annuity Date	Guaranteed Period		Guaranteed Period		Guaranteed Period
	10 years	20 years	10 years	20 years	10 years	20 years
60	$3.32	3.20	3.24	3.14	3.17	3.09
70	4.57	4.04	4.44	3.98	4.32	3.93
80	6.68	4.54	6.54	4.53	6.40	4.52

OPTION 2: LIFE ANNUITY WITH A GUARANTEED PERIOD - Female Annuitant
Monthly installments per $1,000, payable for the
guaranteed period and thereafter while the Annuitant is living
	Guaranteed Rates for 2025		Guaranteed Rates for 2035		Guaranteed Rates for 2045
Age of Annuitant on Annuity Date	Guaranteed Period		Guaranteed Period		Guaranteed Period
	10 years	20 years	10 years	20 years	10 years	20 years
60	$3.18	3.09	3.12	3.04	3.06	3.00
70	4.32	3.91	4.22	3.86	4.13	3.82
80	6.30	4.50	6.18	4.49	6.07	4.48
S40875-NY02    3A

OPTION 3: JOINT AND SURVIVOR ANNUITY
Monthly installments per $1,000, payable while either annuitant is living
Age of Annuitant on Annuity Date	Guaranteed Rates for 2025			Guaranteed Rates for 2035			Guaranteed Rates for 2045
	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	60	70	80	60	70	80	60	70	80
60	$2.81	3.12	3.28	2.77	3.06	3.20	2.73	3.00	3.13
70	3.05	3.76	4.35	3.00	3.68	4.24	2.95	3.61	4.13
80	3.16	4.20	5.74	3.09	4.10	5.58	3.04	4.02	5.43

OPTION 4: JOINT AND SURVIVOR WITH A GUARANTEED PERIOD
Monthly installments per $1,000, payable for a guaranteed period and thereafter while both Annuitants are living. 10 year guaranteed period.
Age of Annuitant on Annuity Date	Guaranteed Rates for 2025			Guaranteed Rates for 2035			Guaranteed Rates for 2045
	Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date			Age of Annuitant on Annuity Date
	60	70	80	60	70	80	60	70	80
60	$2.81	3.12	3.27	2.77	3.06	3.19	2.73	3.00	3.12
70	3.04	3.75	4.32	2.99	3.67	4.21	2.94	3.60	4.11
80	3.13	4.15	5.55	3.07	4.06	5.43	3.02	3.98	5.31

OPTION 5: REFUND LIFE ANNUITY
Monthly installments per $1,000 payable while the Annuitant is living
	Guaranteed Rates for 2025		Guaranteed Rates for 2035		Guaranteed Rates for 2045
Age of Annuitant on Annuity Date	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant	Male Annuitant	Female Annuitant
60	$2.99	2.90	2.95	2.87	2.91	2.84
70	3.88	3.71	3.82	3.66	3.76	3.62
80	5.42	5.09	5.33	5.02	5.24	4.96

S40875-NY02  3B

Allocation Options Contract Schedule

Owner:	[John Doe]	Contract Number:	[687456]
[Joint Owner:	[Jane Doe]]	Issue Date:	[04/15/23]
Annuitant:	[John Doe]	Scheduled Annuity Date:	[04/15/65]

Allocation Guidelines:
1.  Allocations must be made in whole percentages.

Variable Options:
Variable Account:    [Allianz Life® of NY Variable Account C]

[AZL® Government Money Market Fund
AZL® MVP Balanced Index Strategy Fund
AZL® MVP Growth Index Strategy Fund]

Index Options:
Index Account:     [Separate Account IANY]

Index Availability Period: [The period of time beginning on the Issue Date and ending on the day before the [sixth] Index Anniversary]

This contract contains a provision allowing us to make an Index Option temporarily unavailable on the upcoming Term Start Date if, due to yield on investments or the availability or cost of hedging, we are unable to support the Minimum Cap on that Index Option.

Index Performance Strategy Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Term
[S&P 500® Index	[10.00]%	[6.25]%	[1 Index Year]]
[Nasdaq-100® Index	[10.00]%	[6.25]%	[1 Index Year]]
[Russell 2000® Index	[10.00]%	[6.25]%	[1 Index Year]]
[EURO STOXX 50®	[10.00]%	[6.25]%	[1 Index Year]]

S40876-NY03

Allocation Options Contract Schedule continued from previous page
Index Performance Strategy Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Minimum Participation Rate for all Terms	Term
[S&P 500® Index	[10.00]%	[18.75]%	100.00%	[3 Index Years]]
[Nasdaq-100® Index	[10.00]%	[18.75]%	100.00%	[3 Index Years]]
[Russell 2000® Index	[10.00]%	[18.75]%	100.00%	[3 Index Years]]
[EURO STOXX 50®	[10.00]%	[18.75]%	100.00%	[3 Index Years]]
[S&P 500® Index	[20.00]%	[15.75]%	100.00%	[3 Index Years]]
[Nasdaq-100® Index	[20.00]%	[15.75]%	100.00%	[3 Index Years]]
[Russell 2000® Index	[20.00]%	[15.75]%	100.00%	[3 Index Years]]
[EURO STOXX 50®	[20.00]%	[15.75]%	100.00%	[3 Index Years]]
[S&P 500® Index	[10.00]%	[37.50]%	100.00%	[6 Index Years]]
[Nasdaq-100® Index	[10.00]%	[37.50]%	100.00%	[6 Index Years]]
[Russell 2000® Index	[10.00]%	[37.50]%	100.00%	[6 Index Years]]
[EURO STOXX 50®	[10.00]%	[37.50]%	100.00%	[6 Index Years]]

S40876-NY03

Allocation Options Contract Schedule continued from previous page

Index Protection NY Strategy Index Options
Index	Buffer for all Index Years	Minimum Cap for all Index Years	Term
[S&P 500®1 Index	[30.00]%	[4.25]%	[1 Index Year]]
[Nasdaq-100®2 Index	[30.00]%	[4.25]%	[1 Index Year]]
[Russell 2000®3 Index	[30.00]%	[4.25]%	[1 Index Year]]
[EURO STOXX 50®4	[30.00]%	[4.25]%	[1 Index Year]]

S40876-NY03

Allocation Options Contract Schedule continued from previous page

Index Options That Will Not Be Made Temporarily Unavailable
Index	Strategy
[S&P 500® Index	Index Performance Strategy, 1-year Term, 10% Buffer
Nasdaq-100® Index	Index Performance Strategy, 1-year Term, 10% Buffer
Russell 2000® Index	Index Performance Strategy, 1-year Term, 10% Buffer
EURO STOXX 50®	Index Performance Strategy, 1-year Term, 10% Buffer
S&P 500® Index	Index Performance Strategy, 3-year Term, 10% Buffer
Nasdaq-100® Index	Index Performance Strategy, 3-year Term, 10% Buffer
Russell 2000® Index	Index Performance Strategy, 3-year Term, 10% Buffer
EURO STOXX 50®	Index Performance Strategy, 3-year Term, 10% Buffer
S&P 500® Index	Index Performance Strategy, 3-year Term, 20% Buffer
Nasdaq-100® Index	Index Performance Strategy, 3-year Term, 20% Buffer
Russell 2000® Index	Index Performance Strategy, 3-year Term, 20% Buffer
EURO STOXX 50®	Index Performance Strategy, 3-year Term, 20% Buffer
S&P 500® Index	Index Performance Strategy, 6 -year Term, 10% Buffer
Nasdaq-100® Index	Index Performance Strategy, 6-year Term, 10% Buffer
Russell 2000® Index	Index Performance Strategy, 6-year Term, 10% Buffer
EURO STOXX 50®	Index Performance Strategy, 6-year Term, 10% Buffer
S&P 500® Index	Index Protection NY Strategy
Nasdaq-100® Index	Index Protection NY Strategy
Russell 2000® Index	Index Protection NY Strategy
EURO STOXX 50®	Index Protection NY Strategy]

S40876-NY03

Allocation Options Contract Schedule continued from previous page

The terms of the license agreements between us and [S&P Dow Jones Indices LLC, Russell Investments, NASDAQ OMX Group Inc. and STOXX Limited] of the Indices require us to state the following:

[S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC and its affiliates. S&P® and S&P 500® are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York (“Allianz Life of NY”). The S&P 500 is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by Allianz Life of NY. Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates make any representation regarding the advisability of investing in such product.]

[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market, based on capitalization. The NASDAQ-100®, NASDAQ-100 Index®, NASDAQ®, and OMX® are registered trademarks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life Insurance Company of New York. The product(s) have not been passed on by the Corporations as to their legality or suitability. The product(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).]

[The Russell 2000® is a trademark of Russell Investments and has been licensed for use by Allianz Life Insurance Company of New York.  Allianz products are not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in Allianz products.]

[The EURO STOXX  50®  is the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland.  The product based on the Index is in no way sponsored, endorsed, sold or promoted by STOXX and shall not have any liability with respect thereto.]

S40876-NY03

LIST OF FUNDS

Allianz Life Insurance Company of New York
S40876-NY03

February 8, 2022

The list of available investment options may change.  Any change in options will be submitted for informational purposes in a revised List of Funds.

Policy form to be used with:  S40876-NY03
Variable Options
AZL® MVP Balanced Index Strategy Fund	AZL® Government Money Market Fund
AZL® MVP Growth Index Strategy Fund

S40876-NY03